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Exhibit 11

                  CITIZENS CORPORATION AND SUBSIDIARIES

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

              For the Periods Ended March 31, 1997 and 1996
                  (in millions, except per share data)

                                                                  Quarter Ended
                                                                     March 31,
                                                                 ----------------
                                                                   1997     1996
                                                                 ----------------
Primary:

  Average shares outstanding                                       35.3      35.8

  Net effect of dilutive stock options based on the treasury
   stock method using average market price                            -         -
                                                                 ----------------
                                                       TOTALS      35.3      35.8
                                                                 ================

  Net income available to shareholders                           $ 28.4    $ 22.5
                                                                 ================

  Per share amount                                               $ 0.80    $ 0.63



Fully diluted:

  Average shares outstanding                                       35.3      35.8

  Net effect of dilutive stock options based on the treasury
   stock method using average market price                            -         -
                                                                 ----------------
                                                       TOTALS      35.3      35.8
                                                                 ================

  Net income available to shareholders                           $ 28.4    $ 22.5
                                                                 ================

  Per share amount                                               $ 0.80    $ 0.63

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